(PAGE NUMBERS REFER TO PAPER DOCUMENT ONLY)

EXHIBIT 10.93

RESTRICTED STOCK AWARD AGREEMENT

                THIS RESTRICTED STOCK AWARD AGREEMENT (“Agreement”), is entered into on April ___, 2005, between CPI Corp., a Missouri corporation (the “Company”), and _____________ (the “Director”).

RECITALS

                WHEREAS, the Company believes it to be in the best interests of the Company, its subsidiaries and its stockholders for nonemployee members of the Company’s Board of Directors (the “Board”) to obtain or increase their stock ownership interest in the Company, thereby attracting, retaining and rewarding such directors and strengthening the mutuality of interest between the directors and the Company’s stockholders;

                WHEREAS, pursuant to a policy adopted as of April 14, 2005 (the “Policy”), under the CPI Corp. Restricted Stock Plan, as amended and restated from time to time (the “Plan”), members of the Company’s Board may, subject to the terms and conditions of the Policy and the Plan, elect to receive Restricted Shares in lieu of a portion of the Annual Retainer that they receive as Directors of the Company;

                WHEREAS, each Non-Employee Director who elects to receive Restricted Shares under the Policy agreed to execute and deliver to the Company an agreement evidencing the terms, conditions and restrictions applicable to such Restricted Shares; and

                WHEREAS, the Director elected to receive Restricted Shares under the Policy;

                NOW, THEREFORE, in consideration of the mutual promises contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                1. Award of Shares; Deliveries.

                (a)  As of the date of this Agreement, the Company hereby grants to the Director an award of _________ shares of common stock of the Company, par value $.40 per share (collectively, the “Restricted Shares”), upon the terms and conditions set forth in this Agreement.

                (b)  Concurrently with the execution of this Agreement:

                (i) subject to Section 4(a) of the Policy, the Company shall deliver to the Director a copy of a share certificate or certificates representing the Restricted Shares which shall contain the legend(s) set forth in Section 5 hereof; and

                (ii) the Director shall deliver to the Company a duly signed stock power, endorsed in blank, relating to the Restricted Shares.

If the Director shall have elected to file a Section 83(b) election with respect to the Restricted Shares, the Director shall have delivered, or within 30 days of the date of this Agreement shall deliver, to the Company a copy of a duly executed Section 83(b) election.

                2.  Representations and Acknowledgements of Director. The Director hereby:

(i) acknowledges and accepts the Restricted Shares described in Section 1;

(ii) represents that he is acquiring the Restricted Shares for investment and not with a view to or for resale or distribution thereof;
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(iii) agrees and acknowledges that the Restricted Shares are issued pursuant to, and subject to the terms and conditions set forth in, the Plan; and

                (iv)  agrees that the Restricted Shares will be held by Director and his successors and assigns subject to all of the restrictions, terms and conditions contained in this Agreement, and that the Restricted Shares will be disposed of only in accordance with the terms of this Agreement.

                     3.  Restrictions. The Restricted Shares are subject to the Transfer Restrictions and Forfeiture Restrictions set forth in Sections 3(a) and 3(b) below (collectively, the “Restrictions”). The restrictions set out in Section 3(a) are hereinafter referred to in this Agreement as the “Transfer Restrictions,” and the restrictions set out in Section 3(b) are hereinafter referred to in this Agreement as the “Forfeiture Restrictions.”

                (a)  Transfer Restrictions. Except as otherwise permitted under this Agreement, Director agrees not to sell, transfer, assign, give, pledge, or otherwise dispose of or encumber any part or all of the Restricted Shares, whether voluntarily, by operation of law, or otherwise, prior to the lapse of the Transfer Restrictions thereon pursuant to Section 4 hereof. Any attempted transfer of all or any portion of the Restricted Shares that remain subject to the Transfer Restrictions shall be considered null and void and the Director shall continue to be bound by all of the terms and provisions hereof.

                (b)  Forfeiture Restrictions. Upon any termination of the Director’s membership on the Board prior to February 4, 2006 for any reason other than the Director’s death, Total and Permanent Disability, or Normal Retirement, all of the Restricted Shares that have not yet become Vested Shares (as defined below) at the effective time of such termination (as determined under Section 4 hereof), shall be returned to and canceled by the Company and shall be deemed to have been forfeited by Director. Upon any forfeiture of Restricted Shares under this Section 3(b), the Company will pay the Director a per share price for any such forfeited Restricted Shares equal to the lesser of (i) the amount determined by dividing the aggregate amount of the Director’s Annual Retainer that the Director elected to receive in the form of the Restricted Shares, rather than in cash, by the aggregate number of Restricted Shares awarded under Section 1 hereof, or (ii) an amount equal to the Fair Market Value of a share of Common Stock on the date the Director’s membership on the Board is terminated.

4. Lapse of Restrictions.

                (a)  Subject to Section 4(b) below, the Restrictions shall lapse with respect to the Restricted Shares on February 4, 2006, provided that the Director remains a member of the Board at all times prior to such date. In the event the Director’s membership on the Board is terminated for any reason prior to February 4, 2006, no further vesting (pro rata or otherwise) shall occur from and after the effective date of such termination.

                (b)  Notwithstanding Section 4(a), the Restrictions shall lapse as to any Restricted Shares then held by the Director on the first to occur of (i) the effective date of a “Change in Control” of the Company, or (ii) a termination of the Director’s membership on the Board as a result of the Director’s death, Total and Permanent Disability, or Normal Retirement.

                (c)  Except as otherwise provided in Section 4(d) of the Policy, to the extent the Restrictions shall have lapsed under Section 4(a) with respect to any Restricted Shares, those shares (“Vested Shares”) will, from and after the applicable vesting date, thereafter be free of the Restrictions set forth in Section 3 hereof.

                (d)  In the event of a termination of the Director’s membership on the Board prior to the lapse of the Restrictions under Section 4(a) for any reason other than as a result of the Director’s death, Total and Permanent Disability, or Normal Retirement, the Director shall promptly deliver to the Company the certificates representing the Restricted Shares to the Company, together with any documents requested by the Company necessary to effectuate such transfer, and the Company shall pay the Director the consideration per share specified in Section 3(b) above promptly following the Director’s deliveries under this Section 4(d).

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                     5.  Restrictive Legends. Subject to Section 4(a) of the Policy, Director will be issued a stock certificate in respect of the Restricted Shares, which certificate will be registered in the Director’s name and may bear such legend(s) as may be required or necessary to comply with the Securities Act of 1933, as amended, and any applicable state securities laws. Any certificate or certificates relating to the Restricted Shares shall also be inscribed with a legend evidencing the Restrictions.

                     6.  Custody. All certificates representing the Restricted Shares shall be deposited, together with stock powers executed by Director, in proper form for transfer, with the Company. The Company is hereby authorized to cause the transfer to come into its name of all certificates representing the Restricted Shares which are forfeited to the Company pursuant to Section 3(b) hereof.

                     7.  Voting and Dividends; Adjustments. Subject to the Restrictions and the limitations imposed by this Section 7, Director shall have all of the rights of a shareholder of the Company with respect to the Restricted Shares, including the right to vote the Restricted Shares and to receive dividends thereon. Stock dividends and shares, if any, issued as a result of any stock-split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any similar change affecting the capital stock of the Company, which has occurred after the date hereof, issued with respect to the Restricted Shares shall be treated as additional Restricted Shares and shall be subject to the same Restrictions and other terms and conditions that apply with respect to, and shall vest or be forfeited at the same time as, the Restricted Shares with respect to which such stock dividends or shares are issued.

                     8.  No Right to Continue Relationship. Nothing in this Agreement shall confer upon the Director any right to continue to serve as a member of the Board or as the interim lead executive in the office of the Chief Executive.

                     9. Entire Agreement.

                (a)  This Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof. Any term or provision of this Agreement may be waived at any time by the party which is entitled to the benefits thereof, and any term or provision of this Agreement may be amended or supplemented at any time by the mutual consent of the parties hereto, except that any waiver of any term or condition, or any amendment, of this Agreement must be in writing.

                (b)  This Agreement shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other securities with preference ahead of or convertible into, or otherwise affecting the Restricted Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other act or proceeding, whether of a similar character or otherwise.

                (c)  In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by a governmental authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability, to the maximum extent permissible by law, (a) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (b) by or before any other authority of any of the terms and provisions of this Agreement.

(d) Capitalized terms not otherwise defined in this Agreement shall have the meaning set forth in the Policy or in the Plan, as the case may be.

                     10.  Governing Law. The laws of the State of Missouri shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflict of laws.

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                     11.  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors, assigns and heirs of the respective parties.

                     12.  Notices. All notices and other communications required or permitted under this Agreement shall be written and shall be delivered personally or sent by registered or certified first-class mail, postage prepaid and return receipt required, addressed as follows: if to the Company, to the Company’s executive offices at 1706 Washington Avenue, St. Louis, MO 63103 attention: Chief Financial Officer, and if to the Director or its successor, to the address last furnished by the Director to the Company. Each notice and communication shall be deemed to have been given when received by the Company or the Director.

                     13.  No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

                     14.  Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Agreement. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, when the context so indicates.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

CPI CORP.

By:___________________________________
Its:____________________________

The undersigned Director hereby accepts, and agrees to, all terms and provisions of the foregoing Agreement.

_________________________________
Signature
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